As filed with the Securities and Exchange Commission on April 15, 2004

Registration No. 333-102595

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3209022
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4222 Emperor Boulevard, Suite 200

Durham, North Carolina 27703-8466

(Address of Principal Executive Offices)

Gregory J. Mossinghoff, President and Secretary

Inspire Pharmaceuticals, Inc.

4222 Emperor Boulevard

Suite 200

Durham, North Carolina 27703-8466

(919) 941-9777

(Name and Address of Agent For Service)

Copies to:

Edward P. Bromley III, Esq.

Reed Smith LLP

136 Main Street—Suite 250

Princeton, New Jersey 08543-7839

(609) 987-0050

Approximate date of commencement of proposed sale to the public:    N/A

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:    ☐

Deregistration Of Securities

In accordance with the undertakings given by the Registrant in the Registration Statement on Form S-3 filed on January 17, 2003 (Registration No. 333-102595), which became effective on March 7, 2003, the Registrant files this amendment to deregister $22,375,000 in shares of its Common Stock that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Durham, state of North Carolina, on this 15th day of April, 2004.

INSPIRE PHARMACEUTICALS, INC.

By:	/s/ CHRISTY L. SHAFFER

Christy L. Shaffer Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ CHRISTY L. SHAFFER Christy L. Shaffer	Chief Executive Officer and Director (principal executive officer)	April 15, 2004

/s/ GREGORY J. MOSSINGHOFF Gregory J. Mossinghoff	President, Secretary, and Director	April 15, 2004

/s/ THOMAS R. STAAB, II Thomas R. Staab, II	Chief Financial Officer (principal financial officer and principal accounting officer)	April 15, 2004

/s/ W. LEIGH THOMPSON** W. Leigh Thompson	Chairman of the Board	April 15, 2004

/s/ KIP A. FREY** Kip A. Frey	Director	April 15, 2004

** By: /s/ CHRISTY L. SHAFFER Christy L. Shaffer, Attorney-in-Fact